UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Park Plaza

Suite 1750

Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 354-6499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AEON	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On March 6, 2026, the Board of Directors of AEON Biopharma, Inc. (“AEON” or the “Company”) appointed John Bencich, age 49, as the Company’s Chief Financial Officer, effective as of March 9, 2026 and principal financial officer, effective as of April 1, 2026. Mr. Bencich’s appointment is part of the Company’s strategic plan to strengthen its executive leadership team as it advances key regulatory and financing milestones.

Mr. Bencich brings more than 25 years of financial and leadership experience in the biotechnology and life sciences sectors, having led corporate finance, SEC reporting, capital markets transactions, strategic planning, and operational scaling initiatives across emerging growth and publicly traded companies. Prior to joining the Company, Mr. Bencich served as Chief Executive Officer of Achieve Life Sciences from September 2020 to August 2024 and as Executive Vice President and Chief Operating Officer from August 2017 to August 2020. Mr. Bencich served as Vice President and Chief Financial Officer of Oncogenex Pharmaceuticals from August 2014 to September 2017 until its merger with Achieve Life Sciences. From September 2012 to August 2014, he served as Chief Financial Officer of Integrated Diagnostics. Prior to joining Integrated Diagnostics, he served as Chief Financial Officer of Allozyne, Inc., and the Vice President, Chief Financial Officer and Treasurer of Trubion Pharmaceuticals, Inc. Earlier in his career, Mr. Bencich held roles at Onyx Software Corporation, a publicly traded software company, and Ernst & Young LLP an international professional services firm. Mr. Bencich received a B.A. in Accountancy from the University of San Diego and an M.B.A. from Seattle University. Mr. Bencich received his Certified Public Accountant Certification from the State of Washington and held an active license for 17 years.

There were no arrangements or understandings between Mr. Bencich and any other persons pursuant to which he was selected as an officer, nor does Mr. Bencich have any family relationships among any of the Company’s directors or executive officers, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission between Mr. Bencich and the Company required to be disclosed herein.

Chief Financial Officer Employment Agreement

In connection with his appointment as the Company’s Chief Financial Officer, Mr. Bencich entered into an employment agreement with the Company, setting forth the terms of his employment. Mr. Bencich is entitled to receive a base salary of $450,000 per year and he is eligible to participate in the Company’s annual discretionary incentive plan with the opportunity to earn an annual cash bonus targeted at an amount equal to 40% of his annual base salary, determined based on the achievement of applicable corporate and individual performance goals.

Under the employment agreement, if Mr. Bencich’s employment is terminated without “cause” or he resigns for “good reason” (each, as defined in his employment agreement), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (i) six months of continued payments of his annual base salary over the six-month period after the date of termination, (ii) 50% of the target annual bonus he would have received in the calendar year in which such termination occurs, (iii) six months of company-paid continued coverage under our group health plans, and (iv) accelerated vesting of the RSUs and PSUs (as defined below) (and with respect to the PSUs, at the target level of performance) that were otherwise scheduled to vest in the six months following the date of termination.

If Mr. Bencich’s employment is terminated without “cause” or he resigns for “good reason” within two months prior to or within six months after a Change in Control (as such term is defined in the Company’s 2023 Amended & Restated Incentive Award Plan (the “2023 Plan”)), then, subject to his timely execution and non-revocation of a general release of claims and his continued compliance with restrictive covenants, he will be eligible to receive (i) 12 months of continued payments of his annual base salary over the 12-month period after the date of termination; provided, that if the termination date occurs on or within 6 months after a change in control, the severance shall be paid in a single lump sum within 60 days following the termination date, (ii) 100% of the target annual bonus he would have received in the calendar year in which such termination occurs, (iii) 12 months of company-paid continued coverage under our group health plans, and (iv) accelerated vesting of the RSUs and PSUs (at the target level of performance).

Mr. Bencich’s employment agreement includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to him either will be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to Mr. Bencich. The employment agreement also includes a one-year post-termination non-solicitation provision and is contingent upon the execution of our standard employee proprietary information and inventions agreement, which includes customary confidentiality provisions.

Also in connection with his commencement of employment, the Company expects to grant to Mr. Bencich, as soon as practicable following his commencement of employment, 754,717 restricted stock units (the “RSUs”). The RSUs will vest over a four-year vesting schedule, with 25% of the RSUs vesting on each annual anniversary of Mr. Bencich’s start date, subject to Mr. Bencich’s continued service through the applicable vesting date. Additionally, the Company expects to grant to Mr. Bencich, as soon as practicable following his commencement of employment, 235,849 performance-based restricted stock units (the “PSUs”). The PSUs will vest as follows: 25% of the PSUs will vest on the date that is six (6) months following the date on which NYSE American notifies the Company that it has successfully regained compliance with NYSE American’s continued listing standards (the “First Vesting Date”), and an additional 25% of the PSUs will then vest on each of the first, second and third anniversaries of the First Vesting Date, subject to Mr. Bencich’s continued service through the applicable vesting date. The RSUs and PSUs will be granted under the Company’s 2025 Employment Inducement Incentive Award Plan (the “Inducement Plan”).

A copy of Mr. Bencich’s employment agreement is attached as Exhibit 10.1 hereto and incorporated by reference herein. The above description of Mr. Bencich’s employment agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Chief Accounting Officer Employment Agreement

Additionally, the Company has entered into an employment agreement with Jennifer Sy, the Company’s Chief Accounting Officer, setting forth the terms of her employment. The employment agreement with Ms. Sy does not change her base salary or annual cash bonus opportunity. Ms. Sy remains entitled to receive a base salary of $275,000 per year and she is eligible to participate in the Company’s annual discretionary incentive plan with the opportunity to earn an annual cash bonus targeted at an amount equal to 30% of her annual base salary, determined based on the achievement of applicable corporate and individual performance goals.

Under the employment agreement, if Ms. Sy’s employment is terminated without “cause” or if, after September 6, 2026, she resigns for “good reason” (each, as defined in her employment agreement), then, subject to her timely execution and non-revocation of a general release of claims and her continued compliance with restrictive covenants, she will be eligible to receive (i) six months of continued payments of her annual base salary over the six-month period after the date of termination, (ii) 50% of the target annual bonus she would have received in the calendar year in which such termination occurs, and (iii) six months of company-paid continued coverage under our group health plans.

If Ms. Sy’s employment is terminated without “cause” or if, after September 6, 2026, she resigns for “good reason” within two months prior to or within six months after a Change in Control (as such term is defined in the 2023 Plan), then, subject to her timely execution and non-revocation of a general release of claims and her continued compliance with restrictive covenants, she will be eligible to receive (i) 12 months of continued payments of her annual base salary over the 12-month period after the date of termination; provided, that if the termination date occurs on or within 6 months after a change in control, the severance shall be paid in a single lump sum within 60 days following the termination date, (ii) 100% of the target annual bonus she would have received in the calendar year in which such termination occurs, and (iii) 12 months of company-paid continued coverage under our group health plans.

Ms. Sy’s employment agreement includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to her either will be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to Ms. Sy. The employment agreement also includes a two-year post-termination non-solicitation provision and is contingent upon the execution of our standard employee proprietary information and inventions agreement, which includes customary confidentiality provisions.

A copy of Ms. Sy’s employment agreement is attached as Exhibit 10.2 hereto and incorporated by reference herein. The above description of Ms. Sy’s employment agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Amendment to 2025 Employment Inducement Incentive Award Plan

Effective March 6, 2026, the Board adopted an amendment to the Inducement Plan (the “Amendment”) pursuant to which an additional 1,000,000 shares of the Company’s Class A common stock will be reserved for issuance pursuant to equity awards granted under the Inducement Plan. The Amendment was adopted without stockholder approval pursuant to the applicable provisions of the NYSE American LLC Company Guide.

The foregoing description of the Inducement Plan and Amendment thereto is not complete and is subject to and qualified in its entirety by the terms of the Inducement Plan and Amendment thereto, a copy of which is filed as Exhibit 10.3 hereto and is incorporated by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, by and between AEON Biopharma, Inc. and John Benich
10.2	Employment Agreement, by and between AEON Biopharma, Inc. and Jennifer Sy
10.3	Amendment to the AEON Biopharma, Inc. 2025 Employment Inducement Incentive Award Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.
Date: March 9, 2026	By:	/s/ Robert Bancroft
Robert Bancroft
Chief Executive Officer